Exhibit 99.3

Corteva Announces Executive Leadership Team of its Future

Advanced Seed and Genetics Company

Indianapolis, Ind., April 14, 2026 – Corteva Inc. (NYSE: CTVA) announced today the executive leadership team that will lead “SpinCo,” the publicly-traded, advanced seed and genetics company resulting from the current company’s planned separation in the fourth quarter of 2026.

The SpinCo innovation engine will be anchored in the agriculture industry’s most elite germplasm and transformative biotech. The company will leverage its next generation scientific expertise in disciplines like gene editing and molecular breeding to further strengthen its core business while exploring opportunities to expand to new row crops – and potentially beyond. SpinCo will scale these innovations using its leading routes-to-market and by significantly expanding its licensing business.

“I have every confidence that this new leadership team comprises a team that will deliver durable growth to drive our new company’s success,” said Corteva CEO Chuck Magro, who will become the SpinCo CEO at separation. “And that success will be anchored in innovation that helps farmers grow more food – and fuel – underpinned by sustained investment in advanced technology, expanding our opportunity for impact, potentially even beyond row crops.”

The SpinCo executive leadership team will assume their roles at separation, which is on track for the fourth quarter of 2026. As follows:

•	David Johnson will be SpinCo chief financial officer.

•	Judd O’Connor will be chief commercial and operations officer.

•	Sam Eathington will be chief technology officer.

•	Audrey Grimm will be chief people officer.

•	Brian Lutz will be chief digital and information officer.

•	Jennifer Johnson will be chief legal officer.

Members of the SpinCo executive leadership will be hosting an investor day on September 15 at the New York Stock Exchange; details on attendance and participation will be shared in the coming weeks, as will the name and brand of the new company.

About Corteva

Corteva, Inc. (NYSE: CTVA) is a global pure-play agriculture company that combines industry-leading innovation, high-touch customer engagement and operational execution to profitably deliver solutions for the world’s most pressing agriculture challenges. Corteva generates advantaged market preference through its unique distribution strategy, together with its balanced and globally diverse mix of seed, crop protection, and digital products and services. With some of the most recognized brands in agriculture and a technology pipeline well positioned to drive growth, the company is committed to maximizing productivity for farmers, while working with stakeholders throughout the food system as it fulfills its promise to enrich the lives of those who produce and those who consume, ensuring progress for generations to come. More information can be found at www.corteva.com.

Cautionary Statement on Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “intend,” “will,” “plan,” “may,” “expect,” “see,” and “evaluate” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, Corteva’s intent to separate and its related expectations for New Corteva and SpinCo. These forward-looking statements reflect management’s current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond Corteva’s control.

Important factors that may affect Corteva’s business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, whether the objectives of the separation will be achieved; the terms, structure, benefits and costs of any action or transaction resulting from the separation; the timing of any such separation or related action and whether any such separation will be consummated at all; the risk that the announcement of the intended separation could have an adverse effect on the ability of Corteva to retain and hire key personnel and maintain relationships with customers, suppliers, employees, shareholders and other business relationships and on its operating results and business generally; the risk the separation could divert the attention and time of the company’s management; the risk of any unexpected costs or expenses resulting from the separation process or separation itself; and the risk of any litigation relating to the separation, as well as the risks and uncertainties described in Corteva’s risk factors, as they may be amended from time to time, set forth in its filings with the U.S. Securities and Exchange Commission. Corteva disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.